UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 8, 2016

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 503-0153

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2016, New Jersey Mining Company (the “Company”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with its subsidiary G F & H Company (“GF&H”), whereby GF&H will merge into the Company and cease to exist.  The Company currently owns 84% of GF&H. Pursuant to the terms of the Merger Agreement, the Company shall issue to GF&H minority shareholders 18,868 shares of the Company’s common stock for every one (1) share of GF&H common stock.  In total, the Company will issue 145,760 shares of common stock to GF&H shareholders.  Completion of the merger is contingent upon GF&H obtaining shareholder approval of the Merger Agreement.  GF&H is set to hold a special meeting of shareholders to consider the Merger Agreement on August 19, 2016.

GF&H is a private company that holds 374 acres of patented mining claims near the Golden Chest Mine in Murray, Idaho.

The foregoing description of the Merger Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the Merger Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
10.1	Agreement and Plan of Merger, dated August 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ Delbert Steiner

Delbert Steiner,

its: Chief Executive Officer

Date: August 10, 2016